Exhibit 10.10(g)

AMENDMENT NUMBER EIGHT

to the

Warehouse Loan and Security Agreement

Dated as of February 10, 2000

as Amended and Restated to and including February 4, 2005

among

AAMES INVESTMENT CORPORATION

AAMES CAPITAL CORPORATION

AAMES FUNDING CORPORATION

and

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER EIGHT is made this 1st day of March 2006, among AAMES INVESTMENT CORPORATION, AAMES CAPITAL CORPORATION, AAMES FUNDING CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including February 4, 2005, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement to modify certain certain financial covenants as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.           Effective as of the date hereof, Section 1 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirely and replacing it with the following:

“Termination Date” shall mean April 3, 2006, or such earlier date on which this Warehouse Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 2.           Effective as of the date hereof, Section 6.16 of the Agreement is hereby amended by deleting the existing “Tangible Net Worth; Liquidity” representation and replacing it with the following:

:

“6.16       Tangible Net Worth; Liquidity. (a)  Aames Investment’s Tangible Net Worth, on a consolidated basis and on any given day, shall be equal to or greater than $250,000,000 plus 50% of any subsequent additional capital raised in a public or private offering by Aames Investment, and (b) the aggregate amount of Aames Investment’s cash and Cash Equivalents of (1) cash and loans held for sale and investment (excluding securitized mortgage loan) reduced by (2) the sum of amounts outstanding on revolving warehouse and repurchase facilities, margin on loans held for sale and investment (excluding securitized mortgage loans) and loans held for sale and investment which are ineligible to be pledged by Aames Investment under any of its revolving warehouse and repurchase facilities shall be in an amount equal to not less than $38,000,000.”

SECTION 3.           Effective as of the date hereof, Section 7.14(b) of the Agreement is hereby amended by deleting the existing “Maintenance of Ratio of Total Indebtedness to Tangible Net Worth” covenant and replacing it with the following:

:

“(b)         Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time, from and after December 31, 2005, to be greater than 20.00 to 1.00.”

SECTION 4.           Effective as of the date hereof, Section 7.14(c) of the Agreement is hereby amended by deleting the existing “Maintenance of Ratio of Adjusted Indebtedness to Tangible Net Worth” covenant and replacing it with the following:

“(c)         Maintenance of Ratio of Adjusted Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of Adjusted Indebtedness to Tangible Net Worth at any time, from and after December 31, 2005, to be greater than 7.0 to 1.00.”

SECTION 5.           Effective as of the date hereof, Section 7.15 of the Agreement is hereby amended by deleting the existing “Maintenance of Liquidity” covenant and replacing it with the following:

“Section 7.15. Maintenance of Liquidity. The aggregate amount of Aames Investment’s cash and Cash Equivalents of (1) cash and loans held for sale and investment (excluding securitized mortgage loans) reduced by (2) the sum of amounts outstanding on revolving warehouse and repurchase facilities, margin on loans held for sale and investment (excluding securitized mortgage loans) and loans held for sale and investment which are ineligible to be pledged by Aames Investment under any of its revolving warehouse and repurchase facilities shall be in an amount equal to not less than $38,000,000.”

SECTION 6.           Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 8. Waiver. For the avoidance of doubt, upon execution of this Amendment Number Eight, the Borrowers and Lender agree that any non compliance or violation of Sections 6.16, 7.14(b) or 7.14(c) on or after December 31, 2005 up to the date of this Amendment Number Eight are hereby waived.

SECTION 9. Governing Law. This Amendment Number Eight shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 10. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Eight to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief
Financial Officer

AAMES FUNDING CORPORATION
(Borrower)

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief
Financial Officer

AAMES INVESTMENT CORPORATION
(Borrower)

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title:	Executive Vice President - Finance and Chief
Financial Officer

GREENWICH CAPITAL FINANCIAL
PRODUCTS. INC.
(Lender)

By: James T. Raezer
Name: James T. Raezer
Title: Managing Director